UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

BLACKHAWK NETWORK HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-35882	43-2099257
(Commission File Number)	(I.R.S. Employer Identification No.)

6220 Stoneridge Mall Road Pleasanton, CA 94588
(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code): (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On June 10, 2015, Blackhawk Network Holdings, Inc. (we, us, our) entered into an agreement and plan of merger to acquire Achievers Corp. and its subsidiaries (collectively, Achievers) through a merger of our wholly-owned subsidiary with and into Achievers Corp., with Achievers Corp. as the surviving entity and our wholly-owned subsidiary at the effective time of merger. As we previously announced, Achievers is a leading provider of employee recognition and rewards solutions designed to help companies increase employee engagement. In connection with the acquisition of Achievers (the Acquisition), we paid an aggregate of approximately $110 million in cash, net of the closing-date working capital adjustment, which included both purchase consideration and Achievers’ acquisition-related liabilities. We funded the payments through a combination of available cash on-hand and the use of our revolving line of credit under our Credit Agreement, dated as of March 28, 2014, by and among us and a group of banks led by Wells Fargo Bank, NA, as amended.
On June 30, 2015, we filed a Current Report on Form 8-K pursuant to Item 2.01 of Form 8-K (the “Initial 8-K”) reporting the completion of the Acquisition and stating that the financial statements required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b) of Form 8-K would be filed by amendment within 71 calendar days after the date on which the Initial 8-K was required to be filed. This amended Current Report on Form 8-K/A contains the required financial statements and pro forma financial information.
Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

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The audited consolidated financial statements of Achievers Corp. as of and for the year ended September 30, 2014, together with the report thereon of Deloitte LLP, and the unaudited condensed consolidated financial statements of Achievers Corp. as of March 31, 2015 and for the six-month periods ended March 31, 2015 and 2014 are filed as Exhibit 99.1 hereto and incorporated herein by reference.

(b)	Pro Forma Financial Information.

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The unaudited pro forma condensed combined financial information of Blackhawk Network Holdings, Inc. as of March 28, 2015, for the 12 week period ended March 28, 2015, and for the fiscal year ended January 3, 2015 is filed as Exhibit 99.2 hereto and incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description
23.1	Consent of Deloitte LLP, Independent Auditor

99.1	The audited financial statements of Achievers Corp. and the unaudited financial statements of Achievers Corp. listed in Item 9.01(a)(1)

99.2	The unaudited pro forma condensed combined financial information listed in Item 9.01(b)(1)
Forward-looking statements
This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. If such risks or uncertainties materialize, or such assumptions prove incorrect, our results and those of our consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements about the expected benefits and costs of the Acquisition; statements about our plans relating to the Acquisition; statements about the future financial and accounting impact of the Acquisition; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that the expected costs and benefits of the Acquisition may not materialize as expected; the risk that preliminary financial reporting estimates and assumptions may prove to be incorrect; and other risks that are described in our reports that are filed with the Securities and Exchange Commission, including, but not limited to, the risks described in our Annual Report on Form 10-K for the fiscal year ended January 3, 2015, our Quarterly Reports on Form 10-Q for the first fiscal quarter ended March 28, 2015 and for the second fiscal quarter ended June 20, 2015 and our other filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLACKHAWK NETWORK HOLDINGS, INC.

Date: September 4, 2015	By:	/s/ Jerry Ulrich
	Name:	Jerry Ulrich
	Title:	Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer and Duly Authorized Signatory)

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
23.1	Consent of Deloitte LLP, Independent Auditor
99.1
The audited consolidated financial statements of Achievers Corp. as of and for the year ended September 30, 2014, together with the report thereon of Deloitte LLP, and the unaudited condensed consolidated financial statements of Achievers Corp. as of March 31, 2015 and for the six-month periods ended March 31, 2015 and 2014

99.2
The unaudited pro forma condensed combined financial information of Blackhawk Network Holdings, Inc. as of March 28, 2015, for the 12 week period ended March 28, 2015, and for the fiscal year ended January 3, 2015

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